UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

LOTTERY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20808 State Hwy 71 W, Unit B, Spicewood, Texas	78669
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-592-2451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 23, 2023, Lottery.com, Inc. (the “Company”) requested a hearing by the Hearing Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) to appeal a delisting determination made by Nasdaq’s staff on February 23, 2023. At the Panel hearing, which occurred on April 24, 2023, the Company, represented by outside counsel, its CEO and Chairman advised the Panel that it had been working with its auditor to complete the restatements of its financial statements for fiscal year 2021 and the first quarter of 2022, and all related and subsequent delinquent filings. As such, the Company proposed to the Panel a compliance plan that included a tentative schedule to complete the delinquent filings and requested an extension of time to fully comply with Nasdaq listing requirements so that the Company could demonstrate to the Panel that it should not be delisted from Nasdaq.

On May 8, 2023, the Company received a letter from Nasdaq notifying the Company that the Panel had granted the Company’s request to continue its listing (the “Letter”), subject to the following conditions:

1.	On or before May 15, 2023, the Company shall provide the Panel with updated financial projections for 2022 and 2023, including income statements and balance sheets; and
2.	On or before May 15, 2023, the Company shall file with the SEC the amended Annual Report on Form 10-K for the year ended December 31, 2021 (the “Amended 2021 10-K”) and Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

In accordance with the Panel’s decision, the Company filed its Amended 2021 10-K on May 10, 2023. The Company intends to comply with the remaining conditions set forth by the Panel, as stated in the Letter. Once the conditions are met, the Panel will review both filings, along with the updated projections, and determine if it believes the Company should be afforded more time to complete the compliance plan it articulated during the Panel hearing.

Another condition outlined in the Letter is a requirement that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements during the exception period. This includes, but is not limited to, any event that may call into question the Company’s ability to meet the terms of the exception granted.

There can be no assurance that the Panel will afford the Company more time to complete the compliance plan it articulated in hearing, or that the Company will be able to remain in compliance with the applicable Nasdaq listing requirements on an ongoing basis.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Letter from Nasdaq dated May 8, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM, INC.

Date: May 12, 2023	By	/s/ Mark Gustavson
Mark Gustavson
Chief Executive Officer